                                                               EXHIBIT 10.149


                               PURCHASE AGREEMENT


         THIS PURCHASE AGREEMENT (the "Agreement") is entered into this 17th day of July, 1995, by and between CONCEPT INCORPORATED, a Delaware corporation ("Concept"), and U.C. ELOY, INC., a Delaware corporation ("U.C. Eloy").

                                   RECITALS:

         A. U.C. Eloy owns a .2% general partnership interest and a 49.5% limited partnership interest in United Concept Limited Partnership, an Arizona limited partnership (the "Partnership") (the "U.C. Eloy Interests"). The Partnership owns and operates a correctional facility near Eloy, Arizona pursuant to Contract No. J200c-151 between the Partnership and the United States Department of Justice, Federal Bureau of Prisons, Office of Procurement & Property, on behalf of the BOP and the United States Immigration and Naturalization Service.

         B. U.C. Eloy and certain others granted to Concept an option (the "Option") to purchase approximately 49.995% of the interests in the Partnership, including the U.C. Eloy Interests (collectively, the "Partnership Interests"). The terms and conditions of the Option are set forth in that certain Option Agreement, dated October 10, 1994, by and among Concept, Mark Schultz, a resident of Texas, and certain other partners (the "Option Agreement"). Concept has notified U.C. Eloy that it intends to exercise the Option as contemplated by the Option Agreement.

         C. Pursuant to Concept's exercise of the Option and pursuant to Sections 10.2, 10.3 and 11.3 of the Agreement of Limited Partnership of the Partnership, Concept desires to purchase, and U.C. Eloy desires to sell, the U.C. Eloy Interests on the terms and conditions set forth herein.

         NOW, THEREFORE, the parties agree as follows:

         1. Purchase of U.C. Eloy Interests. U.C. Eloy hereby agrees to sell and assign all of the U.C. Eloy Interests to Concept at the Closing and agrees to execute such assignments and other instruments of conveyance as may be reasonably requested by Concept in order to effectuate the transfer of the U.C. Eloy Interests.

         2. Payment of Purchase Price. Concept agrees to pay to U.C. Eloy the sum of five million two hundred eighteen thousand five hundred dollars ($5,218,500.00) in full and complete payment for the U.C. Eloy Interests (the "Purchase Price"), such Purchase Price to be paid by wire transfer at the Closing or at such date as agreed to by the parties hereto.

         3. Assumption of Liabilities. From and after the Closing, Concept shall be responsible for any and all debts of the Partnership, including, without limitation payments in connection with the Indenture Collateralized Notes payable to First Chicago, secured by an Indenture Agreement by and between the Partnership and First Chicago dated November 15, 1993, and all collateral agreements thereto. Concept hereby indemnifies U.C. Eloy from and against any and all loss, damage, costs, expenses, and obligations incurred by U.C. Eloy in connection therewith.

         4. Closing. The closing of the transactions contemplated hereby shall take place and be effective for all purposes at 10:00 a.m. local time, on July 7, 1995 at the offices of Concept or at such other time and place as the parties hereto mutually agree (the "Closing").

         5. U.C. Eloy's Representations. U.C. Eloy hereby represents and warrants to Concept as follows:

                 (a) Authority. U.C. Eloy has full power and authority to execute, deliver, enter into, and perform this Agreement and all agreements, instruments, and documents contemplated hereby and to carry out the transactions contemplated hereby and thereby. This Agreement is a valid and binding obligation of U.C. Eloy, enforceable against it in accordance with its terms, subject to the limitations imposed by bankruptcy, insolvency, moratorium, or similar laws or provisions of general application, and to the availability of equitable remedies.

                 (b) Ownership. U.C. Eloy represents that (i) U.C. Eloy is the sole owner of, and has good and marketable title to, the U.C. Eloy Interests, free and clear of any liens, claims, charges, restrictions, security interests, equities, proxies, pledges or encumbrances of any kind, (ii) U.C. Eloy has full right, power, authority and capacity to sell and transfer the U.C. Eloy Interests, and (iii) as of the Closing Date and upon receipt of the Purchase Price, U.C. Eloy has no claims of any kind against Concept or the Partnership.

                 (c) No Contravention. Neither the execution and delivery of this Agreement nor the carrying out of the transactions contemplated hereby or thereby, will in any respect result in any violation of or be in conflict with any term of any agreement or instrument to which U.C. U.C. Eloy is a party or by which it is bound, or of any law or governmental order, rule, or regulation which is applicable to U.C. Eloy or will result in the creation or imposition of any security interest, mortgage, lien, encumbrance, or charge upon any of the properties or assets of U.C. Eloy. No consents or approvals of any persons or entities, governmental or otherwise, are required which have not been obtained with respect to the execution and delivery of this Agreement or the transfer of the U.C. Eloy Interests and the carrying out of the transactions contemplated hereby on the part of U.C. Eloy.

                 (d) Litigation. There are no claims, actions, suits, proceedings, investigations or penalty pending or threatened by or against, or otherwise affecting the U.C. Eloy Interests at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, agency, instrumentality or authority. U.C. Eloy does not know or has no reason to know of any basis for any such claim, action, suit, proceeding or investigation.

                 (e) Related Party Transactions. All transactions between U.C. Eloy and its affiliates on the one hand and the Partnership and its affiliates on the other hand prior to the date hereof were conducted at arm's length and at fair value.

                 (f) Professional Fees. U.C. Eloy has not done anything to cause or incur any liability or obligation of U.C. Eloy for investment banking, brokerage, finders, agents or other fees, commissions, expenses or charges in connection with the negotiation, preparation, execution or performance of this Agreement or the consummation of the transactions contemplated hereby, and U.C. Eloy does not know of any claim by anyone for such a fee, commission, expense or charge.

                 (g) Recitals. The Recitals are true and correct in all material respects.

         6. Conditions to Closing. (a) The obligations of U.C. Eloy to consummate the transactions contemplated by this Agreement are subject to the conditions that Concept shall have complied with all covenants and agreements and satisfied all conditions on its part to be performed or satisfied prior to Closing and, if the Closing shall be other than on the date hereof, U.C. Eloy may request a certificate to that effect executed on behalf of Concept.

                 (b) The obligations of Concept to consummate the transactions contemplated by this Agreement are subject to the conditions (i) that the representations and warranties set forth in Section 5 are true and correct on and as of the date hereof and shall be true and correct on and as of the date of Closing, if later than the date hereof; (ii) that U.C. Eloy shall have complied with all covenants and agreements and satisfied all conditions on its part to be performed or satisfied prior to Closing; (iii) that Concept shall have completed to its satisfaction a due diligence review of the Partnership, (iv) that Concept shall have acquired, or shall acquire simultaneously with the U.C. Eloy Interests, the remaining Partnership Interests and (v) that Concept shall have received all required consents for the purchase of the U.C. Eloy Interests. If the Closing shall be other than on the date hereof, Concept may request a certificate signed by U.C. Eloy to the effect that one or more of the foregoing conditions have been satisfied.

         7. General Indemnification. U.C. Eloy hereby agrees to indemnify and hold harmless Concept from, against, and in respect of any and all loss or damage to Concept resulting, in whole or in part, from any breach of the representations and warranties by U.C. Eloy contained in this Agreement, or any misstatement or omission of fact, or failure to state the facts necessary to make those statements made not misleading, in or pursuant to this Agreement, and any liability or obligation arising out of any actions, suits, proceedings, claims, demands, and judgments, (including court costs and legal and accounting fees) incident to any of the foregoing.

         8. Tax Indemnification. Concept hereby agrees to indemnify and hold harmless Mark Schultz from, against and in respect of any federal income tax liability attributable to taxable income of the Partnership allocated to Mark Schultz in excess of the aggregate amount of $718,000 for taxable years 1994 and 1995. Any reimbursement made pursuant to the preceding sentence shall be payable at the maximum individual tax rate.

         9. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

                 (a)      If to Concept to:

                          Concept Incorporated
                          102 Woodmont Boulevard
                          Suite 800
                          Nashville, TN  37205
                          ATTN:  Doctor R. Crants

                          With a copy to:

                          Stokes & Bartholomew, P.A.
                          424 Church Street
                          Suite 2800
                          Nashville, TN  37219
                          ATTN: Elizabeth E. Moore, Esq.


                 (b)      If to U.C. Eloy to:

                          U.C. Eloy, Inc.
                          1301 Capital of Texas Highway South, #B320
                          Austin, Texas  78746
                          ATTN:  Mark Schultz
                          With a copy to:

                          W. Lee Choate
                          Post Office Box 23
                          Austin, Texas 78767

         10. Waivers and Consents. The parties hereto acknowledge and agree that any notices or consents required by the Partnership Agreement to be given to the parties hereto or their respective affiliates are hereby waived.

         11. Survival. All representations, warranties, covenants and agreements of U.C. Eloy contained in this Agreement and in any documents delivered pursuant hereto or otherwise in connection herewith shall survive the execution hereof and the closing of the transactions contemplated hereby.

         12. Expenses. All fees and expenses incurred by U.C. Eloy, including without limitation, legal fees and expenses, in connection with this Agreement will be borne by U.C. Eloy and all fees and expenses incurred by Concept, including, without limitation, legal fees and expenses, in connection with this Agreement will be borne by Concept.

         13. Cooperation. Each party hereto agrees after the date hereof to execute any and all further documents and writings and perform such other reasonable actions which may be or become necessary or expedient to effectuate and carry out the intent of this Agreement and the transactions contemplated hereby.

         14. Governing Law. This Agreement shall be governed by the laws of the State of Tennessee (regardless of the laws that might otherwise govern under applicable Tennessee principles of conflicts of law).

         15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Purchase Agreement as of the date first set forth above.






                                      CONCEPT INCORPORATED


                                      By:
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                                      Its:
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                                      U.C. ELOY, INC.


                                      By:
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                                      Its:
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